EXHIBIT B
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the Class A common stock of ICO Global Communications (Holdings) LTD, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of May 29, 2007.

Highland Credit Strategies Fund

By:	/s/ James Dondero

	Name:	James Dondero
	Title:	President

Highland Equity Opportunities Fund

By:	Highland Funds I, its management investment company

By:	/s/ James Dondero

	Name:	James Dondero
	Title:	President

Highland Multi-Strategy Onshore Master SubFund, L.L.C.

By:	Highland Multi-Strategy Master Fund, L.P.,
its managing member
By:	Highland Multi-Strategy Fund GP, L.P., its general partner
By:	Highland Multi-Strategy Fund GP, L.L.C., its general partner
By:	Highland Capital Management, L.P., its sole member
By:	Strand Advisors, Inc., its general partner

	By:	/s/ James Dondero

Name: James Dondero
Title: President

Highland Multi-Strategy Master Fund, L.P.

By:	Highland Multi-Strategy Fund GP, L.P., its general partner
By:	Highland Multi-Strategy Fund GP, L.L.C., its general partner
By:	Highland Capital Management, L.P., its sole member
By:	Strand Advisors, Inc., its general partner

	By:	/s/ James Dondero

Name: James Dondero
Title: President

Highland Capital Management, L.P.

By:	Strand Advisors, Inc., its general partner

	By:	/s/ James Dondero

Name: James Dondero Title: President
Strand Advisors, Inc.

By:		/s/ James Dondero

Name: James Dondero
Title: President

/s/ James Dondero

James Dondero